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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          JLK DIRECT DISTRIBUTION INC.
             (Exact name of registrant as specified in its charter)

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     (State of Incorporation)          (I.R.S. Employer Identification No.)
           PENNSYLVANIA                             23-2896928

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          STATE ROUTE 981 SOUTH, P.O. BOX 231, LATROBE, PA 15650-0231
                    (Address of Principal Executive Offices)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933, pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered
        -------------------                    ------------------------------
CLASS A COMMON STOCK, par value $0.01               New York Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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Item 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated herein by reference is information contained in the Registrant's Amendment No. 1 to the Registration Statement on Form S-1 (Registration Statement No. 333-25989) (the "S-1 Registration Statement"), filed with the Securities and Exchange Commission on June 4, 1997.


Item 2.       EXHIBITS.

1.   Copy of Amendment 1 to the S-1 Registration Statement.

2.   Amended and Restated Articles of Incorporation of JLK Direct Distribution
     Inc.

     Pursuant to the Instructions as to Exhibits to Form 8-A, these Exhibits have been filed with the New York Stock Exchange but not with the Securities and Exchange Commission.
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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  JLK DIRECT DISTRIBUTION INC.


                                  By:       /s/ MICHAEL J. MUSSOG
                                       ------------------------------
                                  Name:         Michael J. Mussog
                                  Title:       Vice President & CFO


Date: June 5, 1997